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                                                                    EXHIBIT 21.1

                              THE SHAW GROUP INC.
                                  SUBSIDIARIES

                        (UPDATED AS OF OCTOBER 24, 2003)


1.       ACL Piping, Inc.

2.       Aiton & Co Limited

3.       American Eagle Communities - Hawaii, L.L.C.

4.       American Eagle Communities Midwest, L.L.C.

5.       American Plastic Pipe and Supply, L.L.C.

6.       Amikwiche Construction Itee

7.       Arlington Avenue E Venture, LLC

8.       Associated Valve, Inc.

9.       Badger Technologies, L.L.C.

10.      Badger Technology Holdings, L.L.C.

11.      Beaulieu Coutu Belanger et Associes Inc.

12.      Benicia North Gateway II, L.L.C.

13.      B.F. Shaw, Inc.

14.      Bureau d'Evaluation Beaulieu Coutu et Associes Inc.

15.      Camden Road Venture, LLC

16.      C.B.P. Engineering Corp.

17.      Chimento Wetlands, L.L.C.

18.      Cojafex B.V.

19.      Eagle Industries, Inc.

20.      EMCON/OWT, Inc.


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21.      Envirogen, Inc.

22.      Evimbec Itee

23.      Field Services Canada Inc.

24.      Field Services, Inc.

25.      Great Southwest Parkway Venture, LLC

26.      Groupe conseil Forchemex Itee

27.      Groupe conseil Roche Atlantique Inc.

28.      Groupe-conseil TDA Inc.

29.      Gulf Coast Equipment Rental, Inc.

30.      HL Newhall II, L.L.C.

31.      Holdings Manufacturas Shaw South America, C.A.

32.      IRM/NAPTech Joint Venture, L.L.C.

33.      IT Holdings Canada, Inc.

34.      IT UK Environmental & Infrastructure

35.      Jernee Mill Road, L.L.C.

36.      JSC International, Ltd.

37.      Kato Road II, L.L.C.

38.      KIP I, L.L.C.

39.      LandBank Baker, L.L.C.

40.      LandBank Properties, L.L.C.

41.      Les Impressions Integrales Inc.

42.      LFG Specialties, L.L.C.

43.      Lone Star Fabricators, Inc.


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44.      Manufacturas Shaw South America, C.A.

45.      Millstone River Wetland Services, L.L.C.

46.      MWR, Inc.

47.      Nortec Construction

48.      Norwood Venture I, L.L.C.

49.      Otay Mesa Ventures II, L.L.C.

50.      Pacific Support Group LLC

51.      PFH Management, LLC

52.      Pipework Engineering and Developments Limited

53.      Plattsburg Venture, L.L.C.

54.      Power Technologies Asia-Pacific Sdn. Bhd.

55.      Prospect Industries (Holdings), Inc.

56.      9080-1499 Quebec Inc.

57.      Raritan Venture I, L.L.C.

58.      Reseau ECI Inc.

59.      Roche Construction Inc.

60.      Roche International Inc.

61.      Roche IT Chile Ltda

62.      Roche IT Peru Ltda

63.      Roche Ltd., Consulting Group

64.      Roche USA Ltd.

65.      Rosaire Despres & Associes Inc.

66.      SAON Properties, Inc.



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67.      Satellite Beach Partners, LLC

68.      S C Woods, L.L.C.

69.      Secorp, Inc.

70.      Shaw A/DE, Inc.

71.      Shaw Aiton Australia Pty Limited

72.      Shaw Alloy Piping Products, Inc.

73.      Shaw Americas, L.L.C.

74.      Shaw Beneco, Inc.

75.      Shaw California, L.L.C.

76.      Shaw Capital, Inc.

77.      Shaw Caribbean (Cayman), Ltd.

78.      Shaw CMS, Inc.

79.      Shaw Coastal, Inc.

80.      Shaw Connex, Inc.

81.      Shaw Constructors, Inc.

82.      Shaw Dunn Limited

83.      Shaw E & I International Ltd.

84.      Shaw E & I Investment Holdings, Inc.

85.      Shaw E & I Russia, Inc.

86.      Shaw Energy Services, Inc.

87.      Shaw Environmental, Inc.

88.      Shaw Environmental & Infrastructure, Inc.

89.      Shaw Environmental Liability Solutions, L.L.C.


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90.      Shaw Export Company, S. de R. L. de C.V.

91.      Shaw Fabricators, Inc.

92.      Shaw Facilities, Inc.

93.      Shaw Field Services, Inc.

94.      Shaw Fronek Company (FCI), Inc.

95.      Shaw Fronek Power Services, Inc.

96.      Shaw FVF, Inc.

97.      Shaw Global Energy Services, Inc.

98.      Shaw Group UK Holdings Limited

99.      Shaw Group UK Limited

100.     Shaw GRP of California

101.     Shaw Heat Treating Service, C.A.

102.     Shaw Industrial Supply Co., Inc.

103.     Shaw Infrastructure, Inc.

104.     Shaw Intellectual Property Holdings, Inc.

105.     Shaw International, Inc.

106.     Shaw International Management Services One, Inc.

107.     Shaw International Management Services Two, Inc.

108.     Shaw JV Holdings, L.L.C

109.     Shaw-Khudhairy-Dyncorp-Wood, L.L.C.

110.     Shaw Lancas, C.A.

111.     Shaw Maintenance, Inc.

112.     Shaw Managed Services, Inc.



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113.     Shaw Management Services One, Inc.

114.     Shaw Management Services Six, Inc.

115.     Shaw Manufacturing and Services, Inc.

116.     Shaw Manpower, S. de R.L. de C.V.

117.     Shaw Mexican Holdings, S. de R.L. de C.V.

118.     Shaw Mexico, L.L.C.

119.     Shaw NAPTech, Inc.

120.     Shaw Overseas (Far East) Ltd.

121.     Shaw Overseas (Middle East) Ltd.

122.     Shaw Pipe Shields, Inc.

123.     Shaw Pipe Supports, Inc.

124.     Shaw Power Services Group, L.L.C.

125.     Shaw Power Services, Inc.

126.     Shaw Power Technologies, Inc.(TM) (formerly Power Technologies,
         Inc.(R))

127.     Shaw Power Technologies International Limited(TM)

128.     Shaw Process and Industrial Group, Inc.

129.     Shaw Process Fabricators, Inc.

130.     Shaw Property Holdings, Inc.

131.     Shaw Remediation Services, L.L.C.

132.     Shaw Services, L.L.C.

133.     Shaw SSS Fabricators, Inc.

134.     Shaw Stone & Webster Puerto Rico, Inc.

135.     Shaw Sunland Fabricators, Inc.


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136.     Shaw Trading FSC, Ltd.

137.     Shaw Waste Solutions, LLC

138.     Shaw Word Industries Fabricators, Inc.

139.     Soderoc Developpement Itee

140.     So-Glen Gas Co., LLC

141.     Stone & Webster Asia, Inc.

142.     Stone & Webster Canada Holding One (N.S.), ULC

143.     Stone & Webster Canada Holding Two, Inc.

144.     Stone & Webster Canada L.P.

145.     Stone & Webster Construction, Inc.

146.     Stone & Webster Construction Services, L.L.C.

147.     Stone & Webster Consultants Limited

148.     Stone & Webster Engineering Projects Private Limited

149.     Stone & Webster Engineering Services Sdn. Bdh.

150.     Stone & Webster Holding One, Inc.

151.     Stone & Webster Holding Two, Inc.

152.     Stone & Webster, Inc.

153.     Stone & Webster Insaat ve Muhendislik Limited Sirketi

154.     Stone & Webster International B.V.

155.     Stone & Webster International, Inc.

156.     Stone & Webster International Holdings, Inc.

157.     Stone & Webster - JSC Management Consultants, Inc.

158.     Stone & Webster Limited


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159.     Stone & Webster Management Consultants, Inc.

160.     Stone & Webster Massachusetts, Inc.

161.     Stone & Webster Michigan, Inc.

162.     Stone & Webster Purchasing, Inc.

163.     Stone & Webster Process Technologies B.V.

164.     Stone & Webster Process Technology, Inc.

165.     Stone & Webster Services, L.L.C.

166.     Sugar Acquisition (NVDIP), Inc.

167.     SWINC Acquisition Five, L.L.C.

168.     The LandBank Group, Inc.

169.     The Shaw Group Inc. Political Action Committee, Inc.

170.     The Shaw Group International Inc.

171.     The Shaw Group UK Pension Plan Limited

172.     The Shaw Group UK 1997 Pension Scheme Limited

173.     The Shaw Group UK 2001 Pension Plan Limited

174.     Whessoe Piping Systems Limited

175.     Whippany Venture I, L.L.C.

176.     Worldwide Industrial Constructors, Inc.




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